Exhibit 10.44

US DATAWORKS, INC.

ONE SUGAR CREEK CENTER BLVD

FIFTH FLOOR

SUGAR LAND, TEXAS 77478

July 11, 2102

One Sugar Creek Center Blvd.

Fifth Floor

Sugar Land, Texas

Attention: Charles E. Ramey and John L. Nicholson, M.D.

RE:	Secured refinance note dated August 13, 2008 executed by the Company in favor of John L. Nicholson, M.D. , as amended by those certain Note Modification Agreements dated February 19, 2009, May 20, 2009, June 26, 2009 and December 18, 2010 and that certain Loan Restructuring Agreement dated February 9, 2010 (the “Nicholson Refinance Note”)

Secured refinance note dated August 13, 2008 executed by the Company in favor of Charles E. Ramey, as amended by those certain Note Modification Agreements dated February 19, 2009, May 20, 2009, June 26, 2009, December 18, 2010 and that certain Loan Restructuring Agreement dated February 9, 2010 (the “Ramey Refinance Note” and together with the Nicholson Refinance Note, the “Refinance Notes”)

Dear Chuck and John:

Based on recent discussions between you and the Board of Directors of US Dataworks, Inc. (the “Company”), it is the Company’s understanding that you are willing to enter into certain agreements with respect to the Refinance Notes. The purpose of his letter is to confirm this understanding in a way that becomes contractually binding on you and the Company.

Therefore, in furtherance thereof, by executing and delivering this letter as indicated below, you hereby confirm and agree as follows:

In the interest in supplementing the liquidity and working capital needs of the Company through June 30, 2013, we are willing to defer interest payments on the Refinance Notes on an "as needed" basis. We agree not to take any action against the Company including calling the Refinance Notes or filing a lawsuit relative to the deferral of the interest payments during that period. This letter shall constitute a continuing waiver of any past, current or future defaults under the Refinance Notes arising out of the Company’s failure to make timely interest payments due thereon, which continuing waiver will expire at midnight on June 30, 2013.

If the foregoing accurately reflects your agreements and understandings, please so indicate by signing and dating this letter as indicated below and returning same to the Company. Thank you for your assistance in this matter.

Very Truly Yours,
/s/ J. Patrick Millinor, Jr.
J. Patrick Millinor, Jr. Director

ACCEPTED AND AGREED TO:

/s/ John L. Nicholson, M.D.	Date: July 11, 2012
John L. Nicholson, M.D.

/s/ Charles E. Ramey	Date: July 11, 2012
Charles E. Ramey